SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2005

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	22-2554549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26110 Enterprise Way Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 598-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

MAI Systems Corporation (the “Company”) has reached an agreement with Canyon Capital Management LP  (“Canyon”) effective on September 30, 2005 to restructure its $5.7 million 11% secured subordinated debt instrument.  The previous terms of the Canyon debt required the Company to make monthly interest payments of $52,000 until its principal bank loan, a term loan through Wamco 32, Ltd (“Wamco”), was paid off in full in March 2006, at which time the Canyon note payable was to be converted into a three-year amortizing loan requiring equal monthly payments of principal and interest of approximately $190,000.   Under terms of the amendment with Canyon, the terms of the debt have been modified to amortize the debt over a four and a half year period, such that monthly principal and interest payments will be reduced to approximately $130,000.  The Canyon debt will still mature at the end of the three-year period in March 2009 at which time all remaining principal and interest shall be due and payable.

Canyon is a member of HIS Holding LLC, a Delaware limited liability company (“HIS Holding”) which owns approximately 84.2% of the Company’s outstanding common stock.  Canyon owns approximately 37.5% of the membership interests in HIS Holding and through its direct stock ownership Canyon owns beneficially approximately 4.35% of the issued and outstanding common stock of the Company.

Item 8.01  Other Events.

Prior to April 2004, CSA Private Limited (“CSA”), a majority owned subsidiary of Computer Sciences Corporation, was the holder of 2,433,333 shares of the Company’s common stock and $3,694,156 of Company indebtedness. On April 9, 2004, HIS Holding, consisting of certain members of senior management (Richard S. Ressler, W. Brian Kretzmer and James W. Dolan) and Canyon, acquired CSA’s equity position and all but $500,000 of the aforementioned Company indebtedness from CSA for a total purchase price of $1,000,000. Effective September 28, 2005 HIS Holding has acquired from CSA the Company’s remaining $500,000 secured subordinated debt, plus interest, for a purchase price of $350,000.

Item 9.01.  Financial Statements or Exhibits.

(d) Exhibits Furnished.

99.1.                        Press Release

99.2.                        Amendment to Canyon Debt Agreement

99.3.        CSA Debt Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION
(Registrant)

Date: September 29, 2005	/s/W. Brian Kretzmer
W. Brian Kretzmer
Chief Executive Officer and President
(Chief Executive Officer)

Exhibits

99.1.                        Press Release

99.2.                        Amendment to Canyon Debt Agreement

99.3.        CSA Debt Purchase Agreement